UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011
Standard Parking Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50796	16-1171179

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600 Chicago, Illinois	60611

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 274-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Standard Parking Corporation is filing this Form 8-K/A Amendment No. 1 to its Current Report on Form 8-K as filed on May 2, 2011 (the “Original Filing”) to clarify information set forth in section c. of Item 5.07, which discusses the board of directors’ decision to hold an annual advisory vote on executive compensation. This amendment does not change any other information set forth in the Original Filing.
Item 5.07. Submission of Matters to a Vote of Security Holders
At the 2011 Annual Meeting, the following items were voted on by stockholders:
a.	Messrs. Charles L. Biggs, Robert S. Roath, Michael J. Roberts, James A. Wilhelm, and Ms. Karen M. Garrison were each elected by the stockholders to a term to expire in 2012.

			Not
Nominees	For	Withheld	Voted
Charles L. Biggs	14,843,880	149,107	437,367
Karen M. Garrison	14,744,554	248,433	437,367
Robert S. Roath	14,732,654	260,333	437,367
Michael J. Roberts	14,670,285	322,702	437,367
James A. Wilhelm	14,843,880	149,107	437,367
b.	To consider an advisory vote on the compensation of our named executive officers.

			Not
For	Against	Abstain	Voted
14,627,721	352,059	13,207	437,367
c.	To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

1 Year	2 Years	3 Years	Abstain	Not Voted
11,405,880	2,271	3,571,525	13,311	437,367
In light of the voting results concerning the frequency with which stockholders will be provided an advisory vote on executive compensation that were delivered at the Company’s 2011 annual meeting of stockholders, the Company’s board of directors has determined that the Company will hold an annual advisory vote on executive compensation. The next required stockholder (non-binding) vote regarding the frequency interval is in six years at the Company’s 2017 annual meeting, although an earlier vote regarding the frequency interval may be held at the board’s discretion.
d.	Management’s proposal to ratify the appointment of Ernst & Young LLP as Standard Parking’s independent registered public accounting firm for 2011 was approved.

For	Against	Abstain
15,246,346	183,920	88

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation

Date: May 3, 2011	/s/ G. Marc Baumann G. Marc Baumann
Chief Financial Officer